151 Farmington Avenue
                                               Hartford, CT 06156

July 29, 1997                                  Kirk P. Wickman
                                               General Counsel
                                               Law Division, RW4A
                                               Investments & Financial Services
                                               (860) 273-6128
                                               Fax:  (860) 273-1548

Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, DC  20549

Re: Aetna Life Insurance and Annuity Company and its Variable Annuity Account B Post-Effective Amendment No. 2 to Registration Statement on Form N-4 Prospectus Title: The Fixed and Variable Single Premium Immediate Annuity File Nos. 333-09515 and 811-2512

Dear Sir or Madam:

The undersigned has acted as counsel to Aetna Life Insurance and Annuity Company, a Connecticut life insurance company (the "Company"). It is my understanding that the Company, as depositor, has registered an indefinite amount of securities (the "Securities") under the Securities Act of 1933 (the "Securities Act") as provided in Rule 24f-2 under the Investment Company Act of 1940 (the "Investment Company Act").

In connection with this opinion, I have reviewed the N-4 Registration Statement, as amended to the date hereof, and this Post-Effective Amendment No.
2. I have also examined originals or copies, certified or otherwise identified to my satisfaction, of such documents, trust records and other instruments I have deemed necessary or appropriate for the purpose of rendering this opinion. For purposes of such examination, I have assumed the genuineness of all signatures on original documents and the conformity to the original of all copies.

I am admitted to practice law in Connecticut and do not purport to be an expert on the laws of any other state. My opinion herein as to any other law is based upon a limited inquiry thereof which I have deemed appropriate under the circumstances.

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Based upon the foregoing, I am of the opinion that the Securities have been duly and validly authorized and, assuming the securities will be issued and sold in accordance with the provisions of the prospectus, will constitute legal and binding obligations of the Company.

I consent to the filing of this opinion as an exhibit to the Registration Statement.

Sincerely,

/s/ Kirk P. Wickman
Kirk P. Wickman